RULE 424(B) (2)
                             REGISTRATION STATEMENT NO. 333-10119

PRICING SUPPLEMENT NO. 24, DATED January 30, 1997,
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TO PROSPECTUS, DATED September 10, 1996 AND PROSPECTUS
SUPPLEMENT, DATED September 10, 1996.
                           AMERCO
                     MEDIUM-TERM NOTES,
                        (FIXED RATE)

     DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

INTEREST PAYABLE: January 15 AND           FORM:
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July 15 AND AT MATURITY                    X  Book Entry     Certificated
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ISSUE PRICE: 100.00%                       AGENT: SALOMON
BROTHERS

AGENT'S COMMISSION: $11,250.00             CURRENCY OR CURRENCY
UNIT:

ORIGINAL ISSUE DATE: 02/04/97
                                             X    U.S. Dollars (USD or U.S. $)
INTEREST RATE PER ANNUM: 8.08%               -

COUPON DAY COUNT: 30/360

STATED MATURITY: 02/06/17                  PUT DATES: N/A

REPURCHASE PRICE: N/A
  (For Discount Securities):               INTEREST RESET DATES: N/A

REDEMPTION INFORMATION: N/A
                                           RESET PERIOD: N/A
REPAYMENT INFORMATION: N/A
                                           INTEREST DETERMINATION DATE: N/A
CUSIP NO.: 02359CAY2

OTHER PROVISIONS: N/A


The aggregate principal amount of this offering is U.S.
$1,500,000 (which, if the securities offered hereby are
denominated in a currency or currency unit other than U.S.
dollars, is the equivalent, in the currency or currency units set forth herein, of the principal amount set forth herein at the
Exchange Rate set forth herein) and relates only to Pricing
Supplement No. 24.  Debt Securities, including Medium-Term Notes, may be issued
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by the Company in the aggregate principal amount of up to U.S.
$600,000,000 or the equivalent in foreign currency units. To date, including this offering, an aggregate of U.S. $387,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, and all other Debt Securities, has been issued.

TYPE OF SALE:                     IF PRINCIPAL TRANSACTION, REOFFERING AT:
        X  As Agent                     varying prices related to
        -                            -  prevailing market prices at the
           As Principal                 time of resale
        -                               fixed public offering price of    %
                                     -  of Principal Amount            --